Registration No. 33-62317
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          LOUISIANA-PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                                    93-0609074
    (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

      111 S.W. Fifth Avenue
        Portland, Oregon                                 97204
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                          LOUISIANA-PACIFIC CORPORATION
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)



                                  MARK A. SUWYN
                      Chairman and Chief Executive Officer
                          Louisiana-Pacific Corporation
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                            Telephone: (503) 221-0800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                                 DEREGISTRATION

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                                 DEREGISTRATION
                                 --------------


         The total number of shares of common stock, $1 par value per share, of Louisiana-Pacific Corporation registered pursuant hereto for issuance under the Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan is 700,000 shares, of which 265,770 shares have been sold since the Registration Statement became effective and 434,230 shares remain unsold. The Registration Statement is hereby amended to deregister the 434,230 remaining shares and to transfer the registration fee related to those 434,230 shares to a new Registration Statement on Form S-8 filed by Louisiana-Pacific Corporation relating to 600,000 shares to be issued under its 1992 Non-Employee Director Stock Option Plan.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 23rd day of September, 1999.

                                      LOUISIANA-PACIFIC CORPORATION
                                      (Registrant)


                                     By:   /s/ Mark A. Suwyn
                                           Mark A. Suwyn
                                           Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 23rd day of September, 1999.

       Signature                               Title
       ---------                               -----

/s/ Mark A. Suwyn                 Chairman, Chief Executive Officer and Director
Mark A. Suwyn                     (Principal Executive Officer)


/s/ Curtis M. Stevens             Vice President, Chief Financial Officer and
Curtis M. Stevens                 Treasurer (Principal Financial and Accounting
                                  Officer)


/s/ John W. Barter                Director
John W. Barter


/s/ William C. Brooks             Director
William C. Brooks


/s/ Archie W. Dunham              Director
Archie W. Dunham


/s/ Paul W. Hansen                Director
Paul W. Hansen

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* D.R. KAYSER                     Director


/s/ Patrick F. McCartan           Director
Patrick F. McCartan


* LEE C. SIMPSON                  Director



*By /s/ Anton C. Kirchhof
        Anton C. Kirchhof, attorney-in-fact for each officer and director before whose name an asterisk appears.